Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-122098, 333-107904, 333-107903, 333-93021, 333-80923, 333-67751, 333-55810, 333-135713 and 333-139887) of SmarTire Systems Inc. (“the Company”) of our report dated December 19, 2008 relating to the consolidated financial statements which appears in this Annual Report on Form 10-KSB/A.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada
December 19, 2008